United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 26, 2018

Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway Suite 155 Alpharetta, GA	30004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 26, 2018, Priority Technology Holdings, Inc. (the “Company”) issued a press release announcing the commencement of (i) its offer to each holder of its public and private warrants to purchase one share of common stock, par value of $0.001 per share (the “Common Stock”), of the Company for a purchase price of $11.50 (the “Warrants”) to receive 0.1920 shares of Common Stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), and (ii) the solicitation of consents (the “Consent Solicitation”) from holders of the Warrants to amend the Warrant Agreement, dated as of September 13, 2016, by and between the Company and American Stock Transfer & Trust Company, LLC, which governs all of the Warrants, to permit the Company to require that each outstanding Warrant be converted into 0.1728 shares of Common Stock. The Offer and Consent Solicitation are made solely upon the terms and conditions in a Prospectus/Offer to Exchange and other related offering materials that are being distributed to holders of the Warrants. The Offer and Consent Solicitation will be open until 11:59 p.m., Eastern Standard Time, on January 25, 2019, or such later time and date to which the Company may extend.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit	Description
99.1	Press Release dated December 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2018

PRIORITY TECHNOLOGY HOLDINGS, INC.

	By:	/s/ Michael Vollkommer
Name: Michael Vollkommer
Title: Chief Financial Officer